UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

KANBAY INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Kanbay International, Inc.

Pursuant to Rule 14a-12
  of the Securities Exchange Act of 1934
  Subject Company:  Kanbay International, Inc.
  Commission File No.:  000-50849

The following is a memorandum sent to certain employees of Kanbay International, Inc. (“Kanbay”) regarding the effect of the proposed acquisition of Kanbay by Cap Gemini SA on Kanbay’s incentive plan awards and common stock.

MEMORANDUM

TO:	All Employees with Incentive Plan Awards and Kanbay Common Stock

FROM:	Ken Coppins, Chief People Officer

DATE:	November 2, 2006

RE:	The Effect of the Proposed Merger on Employee Incentive Plan Awards and Kanbay Common Stock

The announcement of the potential merger with Capgemini has resulted in a number of questions being raised by employees participating in the Kanbay International, Inc. 2005 Employee Stock Purchase Plan (the “ESPP”), the Kanbay International 1998 Non-Qualified Stock Option Plan, and the Kanbay International, Inc. Stock Incentive Plan.  We have also received a number of questions from employees who currently own shares of Kanbay common stock as a result of the Adjoined acquisition in March 2006, the Kanbay directed share program and open market purchases.

This memorandum is designed to provide you with an explanation of the effect that the proposed merger will have on your incentive plan awards and Kanbay common stock.  This memorandum is not intended to be a definitive and exhaustive statement regarding the treatment of incentive plan awards and Kanbay common stock as a result of the proposed merger, and the following discussion is qualified in its entirety by reference to the actual terms of the merger agreement between Kanbay and Capgemini, a copy of which is attached as Exhibit 2.1 to the Form 8-K we filed with the Securities and Exchange Commission on October 26, 2006.

What happens before the merger takes place?

At any time prior to the closing of the merger you are free to exercise any vested stock options and restricted stock awards, and sell any Kanbay common stock that you may hold (whether acquired through the directed share program, the ESPP, or an option exercise or on the open market) unless you are otherwise restricted from trading (e.g., you possess material, non-public information which would prohibit you from trading in Kanbay’s stock).

Employees who currently own shares of Kanbay common stock as a result of Kanbay’s acquisition of Adjoined Consulting, Inc. in March 2006 are still restricted from selling their shares of Kanbay common stock.

What happens to my Kanbay common stock as a result of the merger?

Each share of Kanbay common stock issued and outstanding immediately prior to the closing of the merger will be canceled and automatically converted into the right to receive an amount of cash equal to $29.00 per share, without interest.  This includes Kanbay common stock received as part of the

Adjoined acquisition in March 2006, as well as restricted stock awards that have vested, and common stock purchased on the open market, through the directed share program and the ESPP.

What happens to my vested stock options when the merger takes place?

Following the closing of the merger transaction, all vested stock options that are outstanding and unexpired will be converted into the right to receive an amount of cash equal to the product of (i) the number of shares of Kanbay common stock underlying such options and (ii) the excess, if any, of $29.00 over the per share exercise price of such options.

What happens to my unvested stock options when the merger takes place?

Following the closing of the merger transaction, all unvested stock options that are outstanding and unexpired will be converted into the right to receive an amount of cash equal to the product of (i) the number of shares of Kanbay common stock underlying such stock options and (ii) the excess, if any, of $29.00 over the per share exercise price of such stock options; provided, that, the holder of the unvested stock options will receive the stated amount only at the time that the stock option would have vested under the terms of the original grant, and only if the holder is currently employed at that time.

Notwithstanding the foregoing, if the holder of unvested stock options is dismissed from his or her employment without cause (as “cause” is defined in the relevant stock incentive plan) at any time after the closing until July 31, 2008, the holder shall be entitled to receive, with respect to each unvested stock option that is unexpired and outstanding immediately prior to such dismissal, the amount noted above as soon as administratively practicable following such dismissal.  Further, so long as the holder of an unvested, unexercised and outstanding stock option continues to be employed by Kanbay, Capgemini or a subsidiary of either, upon such holder’s death or disability (as “disability” is defined in the relevant stock incentive plan), such holder shall be entitled to receive the amount noted above as soon as administratively practicable following the notification of such holder’s death or disability.

What happens to my unvested restricted stock awards when the merger takes place?

Following the closing of the merger transaction, all unvested restricted stock that is outstanding and unexpired will be converted into the right to receive an amount of cash equal to $29.00 per share, without interest; provided, that, the holder of the unvested restricted stock will receive the stated amount only at the time that the restricted stock would have vested under the terms of the original grant, and only if the holder is currently employed at that time.

Notwithstanding the foregoing, if the holder of unvested restricted stock is dismissed from his or her employment without cause (as “cause” is defined in the relevant stock incentive plan) at any time after the closing until July 31, 2008, the holder shall be entitled to receive, with respect to such unvested restricted stock that is unexpired and outstanding immediately prior to such dismissal, the amount noted above as soon as administratively practicable following such dismissal.  Further, so long as the holder of unvested, unexercised and outstanding restricted stock continues to be employed by Kanbay, Capgemini or a subsidiary of either, upon such holder’s death or disability (as “disability” is defined in the relevant stock incentive plan), such holder shall be entitled to receive the amount noted above as soon as administratively practicable following the notification of such holder’s death or disability.

What happens to the Kanbay common stock held in escrow pursuant to Kanbay’s purchase of Adjoined Consulting in March 2006?

The Kanbay common stock held in escrow pursuant to Kanbay’s purchase of Adjoined Consulting, Inc. in March 2006 is being held by an escrow agent in an escrow fund and eligible for release after April 2, 2007, subject to any indemnification claims.  Following the closing of the merger transaction, the escrowed Kanbay common stock will be converted into an amount of cash equal to $29.00 per share, and such amount will remain in escrow, subject to any indemnification claims.  After April 2, 2007, the escrowed funds will be distributed to the former shareholders of Adjoined Consulting, Inc. in accordance with the terms of the escrow agreement.

Additional Information and Where to Find It

In connection with the proposed acquisition of Kanbay by Cap Gemini and the required stockholder approval, Kanbay intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement.  The definitive proxy statement will be mailed to the stockholders of Kanbay.  KANBAY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND KANBAY.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Kanbay by going to Kanbay’s Investors page on its corporate website at www.kanbay.com.

Kanbay and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Kanbay’s stockholders with respect to the proposed acquisition. Information about Kanbay’s executive officers and directors and their ownership of Kanbay common stock is set forth in the proxy statement for Kanbay’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2006.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Kanbay and its respective executive officers and directors in the proposed acquisition by reading the preliminary and definitive proxy statements regarding the proposed acquisition, which will be filed by Kanbay with the SEC.

Forward-Looking Statements

This memorandum contains forward-looking statements that are subject to risks, uncertainties and other factors that could be deemed forward-looking statements and could cause actual results to differ materially from those referred to in the forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements   For example, statements of integration plans are forward-looking statements.  Risks, uncertainties and assumptions include those described in the joint press release announcing Cap Gemini’s proposed acquisition of Kanbay and in Kanbay’s SEC reports (including but not limited to its most recent Form 10-K filed with the SEC on March 16, 2006 and subsequently filed reports).  If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Kanbay’s results could differ materially from its expectations in these statements.  These filings are available for free on the SEC’s website at http://www.sec.gov.